Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Current Report on Form 8-K/A and the incorporation by reference in the Registration Statements on Form S-8 (No. 333-130310, No. 333-144491, No. 333-152941, and No. 333-161145) of DealerTrack Holdings, Inc. of our report dated April 1, 2011, with respect to the consolidated financial statements of triVIN Holdings, Inc. as of and for the year ended December 31, 2010, appearing in this Form 8-K/A.

/s/ Mayer Hoffman McCann P.C.
Providence, Rhode Island
April 11, 2011